UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40680	82-4844620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626
(Address of principal executive offices and Zip Code)
(714) 708-6950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLNK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chris Maloof as President, Go To Market

On June 16, 2022, MeridianLink, Inc. (the “Company”) announced that its Board of Directors has appointed Christopher Maloof, age 39, as the Company’s President, Go To Market, effective on June 15, 2022 (the “Start Date”). Mr. Maloof currently serves as the Company’s Chief Product Officer, where he is responsible for the Company’s strategic product direction.

Prior to joining the Company in October 2019 as Chief Product Officer, Mr. Maloof served as SVP of Product Management, Professional Services & Sales Engineering at Rogue Wave Software from July 2018 to August 2019 and as Vice President, Strategy and Corporate Development at Aspira from October 2017 to July 2018. Before joining Aspira, Mr. Maloof held various leadership positions at ACTIVE Network, including Vice President, Operations, and began his career in engineering at General Electric. Mr. Maloof currently serves on the board of directors of Motus LLC, a software and technology service company in which certain investment funds advised by Thoma Bravo hold an investment. Mr. Maloof holds a B.S. in Electrical Engineering from Boston University and an M.B.A. from Harvard Business School.

In connection with his appointment as President, Go To Market, the Company entered into an Amended and Restated Employment Agreement with Mr. Maloof (the “Employment Agreement”) providing for: (i) a base salary of $486,000 per year (the “Base Salary”), (ii) eligibility to receive cash incentive compensation with a target of 75% of his base salary, subject to the terms of any applicable incentive compensation plan(s), (iii) a grant of stock options (the “Options”) and restricted stock units (the “Time-Based RSUs”) in an amount equal to $3,859,000 in the aggregate pursuant to the Company’s 2021 Stock Option and Incentive Plan, 25% of which amount shall be Options and 75% of which shall be Time-Based RSUs (the “Equity Award”), which shall vest with respect to 25% of the Equity Award on the first anniversary of the Start Date, and then ratably over the following twelve quarters, in each case subject to Mr. Maloof’s continued service with the Company, (iv) if Mr. Maloof’s employment is terminated without Cause or Mr. Maloof terminates his employment for Good Reason, each as defined in the Employment Agreement, and Mr. Maloof signs a separation agreement and release of claims, the Company shall be obligated to (1) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary, the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr. Maloof’s employment had not been terminated and a pro-rated amount of his target bonus for the then-current year, and (2) if he elects healthcare continuation coverage under the law known as “COBRA,” pay up to 12 monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Maloof if he had remained employed by the Company, and (v) if Mr. Maloof’s employment is terminated without Cause or Mr. Maloof terminates his employment for Good Reason either 3 months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, then in lieu of the payments and benefits set forth in (iv), he would be entitled to (1) a lump-sum cash severance payment equal to the sum of 18 months of Mr. Maloof’s then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (2) acceleration of all unvested equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (3) if he elects healthcare continuation coverage under COBRA, the Company will pay up to 18 monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Maloof if he had remained employed by the Company. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company and Mr. Maloof also entered into an agreement regarding confidentiality, intellectual property assignment and certain post-termination covenants of Mr. Maloof, including non-solicitation and non-competition.

The Company will enter into an indemnification agreement with Mr. Maloof in connection with his employment, which will be in substantially the same form as that entered into with the other executive officers of the Company filed as Exhibit 10.5 to the Company’s annual report on Form 10-K filed on March 10, 2022 and incorporated herein by reference.

There are no family relationships between Mr. Maloof and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Maloof that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Maloof and any other persons pursuant to which he was appointed as President, Go To Market.

Item 7.01 Regulation FD Disclosure.

On June 16, 2022, the Company issued a press release announcing Mr. Maloof’s appointment as President, Go To Market. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1*	Amended and Restated Employment Agreement between the Company and Chris Maloof, dated as of June 15, 2022.

99.1	Press Release dated June 16, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIANLINK, INC.
Date: June 16, 2022
	By:	/s/ Sean Blitchok
Sean Blitchok
Chief Financial Officer